Exhibit 99

INVESTOR CONTACT:
William Prate
Sr. Director, Investor Relations
william.prate@tennantco.com
763-540-1547

CORRECTING and REPLACING Tennant Company Reports 2020 Full-Year and Fourth-Quarter Results

Full-year net sales of $1.0 billion

Full-year GAAP net income of $33.7 million, or adjusted EBITDA of 11.9 percent of sales

Fourth-quarter net sales of $273.0 million, decline of 8.9 percent organically

Fourth-quarter GAAP diluted earnings per share of $0.13; adjusted diluted EPS of $0.48

Company provides 2021 guidance

CORRECTION...by Tennant Company

MINNEAPOLIS--(BUSINESS WIRE)—Second bullet point under "2021 Business Outlook" should read: Full-year reported GAAP earnings in the range of $2.50 to $2.95 per diluted share (instead of Full-year reported GAAP earnings in the range of $3.30 to $3.75 per diluted share).

The updated release reads:

Tennant Company Reports 2020 Full-Year and Fourth-Quarter Results

Full-year net sales of $1.0 billion

Full-year GAAP net income of $33.7 million, or adjusted EBITDA of 11.9 percent of sales

Fourth-quarter net sales of $273.0 million, decline of 8.9 percent organically

Fourth-quarter GAAP diluted earnings per share of $0.13; adjusted diluted EPS of $0.48

Company provides 2021 guidance

MINNEAPOLIS, Feb. 25, 2021—Tennant Company (“Tennant”) (NYSE: TNC), a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer, healthier world, today reported its fourth-quarter and full-year results for 2020.

2020 Full-Year Highlights

For full year 2020, net sales totaled $1.0 billion, compared with $1.14 billion for 2019, reflecting the global economic slowdown resulting from the COVID-19 pandemic. Net income for full year 2020 was $33.7 million, or $1.81 diluted earnings per share, compared with $45.8 million, or $2.48 per diluted share, in 2019. Adjusted earnings per diluted share, which exclude certain non-operational items and amortization expense, were $2.91, compared with adjusted diluted earnings per share of $3.78 in 2019. Excluding non-operational items, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for full year 2020 were $119.4 million, or 11.9 percent of sales, compared with $136.9 million, or 12.0 percent of sales, in 2019. In 2020, cash flow from operations was $133.8 million and the Company reduced outstanding debt by $31.1 million while paying $16.3 million in cash dividends to shareholders. (See the Supplemental Non-GAAP Financial Table.)

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Page 2- Tennant Company Reports 2020 Full-Year and Fourth Quarter Results

“In a year in which we all were tested in ways we would have never previously imagined, I am extremely proud of the way the Tennant team rose to the challenge, remained true to our core principles, and continued to provide the solutions and service that our customers have always expected from us,” said Chris Killingstad, Tennant Company’s president and chief executive officer. “Our full-year results reflect the speed and effectiveness with which we responded to the pandemic to prioritize the health and safety of our employees, the measures we took to manage costs and ensure liquidity, and the resiliency and dedication of our people in working to minimize the overall financial and operational impact while continuing to serve our customers. At the same time, we’ve made the strategic investments necessary to allow us to exit the pandemic in a strong position as the markets continue to recover.”

“As we plan for the future, we will continue to invest in our business to support our long-term enterprise strategy of winning where we have competitive advantage, reducing complexity and building scalable processes, and innovating for profitable growth. Our implementation of that strategy continued throughout 2020, despite the pandemic, and was integral to everything we accomplished, including product development. Our recent launch of a range of new floor scrubbers demonstrates our culture of responding to customer needs by delivering quality, innovation and value, even during a pandemic. Now more than ever, our customers rely on us to help maintain the safety and appearance of their facilities while reducing their overall cost to clean.”

Fourth-Quarter Operating Review

In the fourth quarter of 2020, Tennant’s consolidated net sales of $273.0 million decreased from $294.8 million in the year-ago period, representing a decline of 7.4 percent, or a decline of 8.9 percent on an organic basis.

Regional Sales Highlights

●

Americas – Sales in Americas declined by 11.6 percent year over year and were down 10.5 organically. Results in the region were impacted by continued market weakness, due to the global pandemic, in both distribution and direct sales.  The region also lapped an unusually large AMR order in the year-ago period, which offset organic growth in Brazil.

●

EMEA – Sales in EMEA increased by 3.7 percent year over year and were down 3.4 percent organically, primarily due to pandemic-related restrictions in the UK, The Netherlands and the Iberian Peninsula. Despite the negative organic growth, the region delivered positive organic growth in Italy and Germany with strong year-over-year growth in the parts and consumables and service businesses.

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Page 3 - Tennant Company Reports 2020 Full-Year and Fourth-Quarter Results

●

APAC – Sales in the Asia-Pacific region declined by 10.4 percent year over year and were down 13.9 percent organically. The year-over-year decline in fourth-quarter sales was due to declines in Korea, which was significantly impacted by the global pandemic, and declines in Australia. These results offset positive organic growth in China distribution and strategic accounts, as well as growth in service across the region.

Profitability Measures and Related Factors (See the Supplemental Non-GAAP Financial Table)

●

Gross margin – Gross margin in the fourth quarter of 2020 was 41.0 percent, compared with 40.2 percent in the year-ago period. Adjusted gross margins in 2020 were 41.3 percent, compared with 40.5 percent in 2019, driven by the positive effect of pricing actions and cost-out initiatives, which more than offset strategic investments in talent and regional mix.

●	Net Earnings / Adjusted EBITDA – Tennant’s 2020 fourth-quarter net earnings were $2.5 million, or $0.13 per diluted share, compared with $10.9 million, or $0.59 per diluted share, in the prior year, reflecting strategic investments in the business and in talent, along with additional planned expenses related to the Company’s new corporate headquarters impacting selling and administration expenses. Adjusted earnings per diluted share, excluding non-operational items, were $0.48 compared with $0.86 in the prior year. Adjusted EBITDA in the fourth quarter of 2020 was $25.4 million, or 9.3 percent of sales, compared with $34.0 million, or 11.5 percent of sales, in the prior year.

Cash Flow, Capital Allocation and Other Items

During the fourth quarter of 2020, Tennant generated $36.3 million in cash flow from operations, primarily driven by business performance and improved working capital levels. The company also reduced outstanding debt by $15.2 million and paid $4.2 million in cash dividends to shareholders during the fourth quarter of 2020.

2021 Business Outlook

“While the macroeconomic outlook remains uncertain, we are encouraged by the sequential sales growth we saw in the fourth quarter and are well positioned to ramp up quickly as the anticipated recovery gains pace,” said Killingstad. “As we transition to a new leadership team, led by our COO Dave Huml, the Company is poised to benefit not only from improving market conditions, but also from the strategic investments and improvements to our operating model that we initiated in 2020 and that will support the execution of our enterprise strategy.”

For 2021, Tennant provides the following guidance:

●	Net sales of $1.050 billion to $1.080 billion, reflecting organic sales growth of 5 to 8 percent;
●	Full-year reported GAAP earnings in the range of $2.50 to $2.95 per diluted share;
●	Adjusted EPS of $3.50 to $3.95 per diluted share, which excludes certain non-operational items and amortization expense;
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Page 4 - Tennant Company Reports 2020 Full-Year and Fourth-Quarter Results

●	Adjusted EBITDA of $130 million to $140 million;
●	Capital expenditures of $20 to $25 million; and
●	An effective tax rate of approximately 20 percent, which excludes the amortization expense adjustment.

Conference Call

Tennant will host a conference call to discuss its 2020 full-year and fourth-quarter results today, February 25, 2021, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the home page. A replay of the conference call, with slides, will be available at investors.tennantco.com.

Company Profile

Founded in 1870, Tennant Company (TNC), headquartered in Minneapolis, Minnesota, is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; and cleaning tools and supplies. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.0 billion in 2020 and has approximately 4,300 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

Forward-Looking Statements

Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: geopolitical and economic uncertainty throughout the world; uncertainty surrounding the impacts and duration of the COVID-19 pandemic; our ability to comply with global laws and regulations; our ability to adapt to customer pricing sensitivities; the competition in our business; fluctuations in the cost, quality or availability of raw materials and purchased components; ability to adjust pricing to respond to cost pressures; unforeseen product liability claims or product quality issues; our ability to attract, retain and develop key personnel and create effective succession planning strategies; our ability to effectively develop and manage strategic planning and growth processes and the related operational plans; our ability to successfully upgrade and evolve our information technology systems; our ability to successfully protect our information technology systems from cybersecurity risks; the occurrence of a significant business interruption; our ability to maintain the health and safety of our workers; our ability to integrate acquisitions;  and, our ability to develop and commercialize new innovative products and services.

We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2019 and 2020 Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

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Non-GAAP Financial Measures

This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or non-operational nature (hereinafter referred to as “special items”). Management believes that the Non-GAAP measures provide useful information to investors regarding the Company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.

We believe that disclosing Gross Profit – as adjusted, Gross Margin – as adjusted, Selling and Administrative Expense – as adjusted, Selling and Administrative Expense as a percent of Net Sales – as adjusted, Profit from Operations – as adjusted, Operating Margin – as adjusted, Profit Before Income Taxes – as adjusted, Income Tax Expense – as adjusted, Net Earnings Attributable to Tennant Company – as adjusted, Net Earnings Attributable to Tennant Company per Share – as adjusted, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) – as adjusted, and EBITDA Margin – as adjusted (collectively, the “Non-GAAP Measures”), excluding the impacts from special items, is useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate Gross Profit – as adjusted and Gross Margin – as adjusted by adding back the discontinuation of product lines, restructuring charges recorded in Cost of Sales and an inventory step-up. We calculate Selling and Administrative Expense – as adjusted, and Selling and Administrative Expense as a percent of Net Sales – as adjusted by adding back acquisition and integration costs, certain non-operational professional services, restructuring charges recorded in S&A, a note receivable write-down, an acquisition-contingent consideration adjustment, and an acquisition-related liability adjustment. We calculate Profit from Operations – as adjusted and Operating Margin – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, restructuring charges, an inventory step-up, acquisition and integration costs, certain non-operational professional services, a note receivable write-down, an acquisition-contingent consideration adjustment, and an acquisition-related liability adjustment. We calculate Profit Before Income Taxes – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, restructuring charges, an inventory step-up, acquisition and integration costs, certain non-operational professional services, a note receivable write-down, an acquisition-contingent consideration adjustment, an acquisition-related liability adjustment and amortization expense. We calculate Income Tax Expense – as adjusted by adding back the tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges, an acquisition-related liability adjustment and amortization expense. We calculate Net Earnings Attributable to Tennant Company – as adjusted by adding back the after-tax effect of the discontinuation of product lines, restructuring charges, an inventory step-up, acquisition and integration costs, certain non-operational professional services, a note receivable write-down, an acquisition-contingent consideration adjustment, an acquisition-related liability adjustment and amortization expense. We calculate Net Earnings Attributable to Tennant Company per Share – as adjusted by adding back the after-tax effect of the discontinuation of product lines, restructuring charges, an inventory step-up, acquisition and integration costs, certain non-operational professional services, a note receivable write-down, an acquisition-contingent consideration adjustment, an acquisition-related liability adjustment and amortization expense and dividing the result by the diluted weighted average shares outstanding. We calculate EBITDA – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, restructuring charges, an inventory step-up, acquisition and integration costs, certain non-operational professional services, a note receivable write-down, an acquisition-contingent consideration adjustment, an acquisition-related liability adjustment, Interest Income, Interest Expense, Income Tax Expense, Depreciation Expense and Amortization Expense to Net Earnings Including Noncontrolling Interest – as reported. We calculate EBITDA Margin – as adjusted by dividing EBITDA – as adjusted by Net Sales.

Investors should consider these Non-GAAP financial measures in addition to, not as a substitute for, or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in the Supplemental Non-GAAP Financial Table to this earnings release.

FINANCIAL TABLES FOLLOW

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TENNANT COMPANY

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In millions, except shares and per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2020	2019	2020	2019
Net Sales	$273.0	$294.8	$1,001.0	$1,137.6
Cost of Sales	161.2	176.2	593.2	675.9
Gross Profit	111.8	118.6	407.8	461.7
Gross Margin	41.0%	40.2%	40.7%	40.6%
Operating Expense:
Research and Development Expense	8.7	8.9	30.1	32.7
Selling and Administrative Expense	95.1	90.2	314.0	357.2
Total Operating Expense	103.8	99.1	344.1	389.9
Profit from Operations	8.0	19.5	63.7	71.8
Operating Margin	2.9%	6.6%	6.4%	6.3%
Other Income (Expense):
Interest Income	0.8	0.8	3.3	3.3
Interest Expense	(4.8)	(5.4)	(20.7)	(21.1)
Net Foreign Currency Transaction Loss	(0.3)	(0.1)	(5.3)	(0.7)
Other (Expense) Income, Net	0.3	(0.7)	0.1	0.7
Total Other Expense, Net	(4.0)	(5.4)	(22.6)	(17.8)
Profit Before Income Taxes	4.0	14.1	41.1	54.0
Income Tax Expense	1.5	3.1	7.4	8.1
Net Earnings Including Noncontrolling Interest	2.5	11.0	33.7	45.9
Net Earnings Attributable to Noncontrolling Interest	—	0.1	—	0.1
Net Earnings Attributable to Tennant Company	$2.5	$10.9	$33.7	$45.8

Net Earnings Attributable to Tennant Company per Share:
Basic	$0.14	$0.60	$1.84	$2.53
Diluted	$0.13	$0.59	$1.81	$2.48

Weighted Average Shares Outstanding:
Basic	18,392,296	18,212,031	18,349,724	18,118,486
Diluted	18,678,576	18,625,631	18,635,002	18,453,145

GEOGRAPHICAL NET SALES(1)

 (Unaudited)

(In millions)	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2020	2019	Percent (%)	2020	2019	Percent (%)
Americas	$164.4	$186.0	(11.6)	$631.0	$722.4	(12.7)
Europe, Middle East and Africa	81.9	79.0	3.7	278.2	307.6	(9.6)
Asia Pacific	26.7	29.8	(10.4)	91.8	107.6	(14.7)
Total	$273.0	$294.8	(7.4)	$1,001.0	$1,137.6	(12.0)

(1) Net of intercompany sales.

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Page 7 - Tennant Company Reports 2020 Full-Year and Fourth-Quarter Results

TENNANT COMPANY

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)	December 31,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash, Cash Equivalents and Restricted Cash	$141.0	$74.6
Receivables:
Trade, less Allowances of $4.6 and $3.6, respectively	195.4	216.5
Other	4.5	6.8
Net Receivables	199.9	223.3
Inventories	127.7	150.1
Prepaid and Other Current Assets	25.0	33.0
Total Current Assets	493.6	481.0
Property, Plant and Equipment	437.5	412.5
Accumulated Depreciation	(252.0)	(239.2)
Property, Plant and Equipment, Net	185.5	173.3
Operating Lease Assets	44.5	46.6
Goodwill	207.8	195.1
Intangible Assets, Net	126.2	137.7
Other Assets	25.0	29.2
Total Assets	$1,082.6	$1,062.9

LIABILITIES AND TOTAL EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$10.9	$31.3
Accounts Payable	106.3	94.1
Employee Compensation and Benefits	53.7	63.5
Other Current Liabilities	83.4	86.0
Total Current Liabilities	254.3	274.9
Long-Term Liabilities:
Long-Term Debt	297.6	307.5
Long-Term Operating Lease Liabilities	28.7	30.3
Employee-Related Benefits	17.9	19.4
Deferred Income Taxes	39.1	41.7
Other Liabilities	38.9	27.8
Total Long-Term Liabilities	422.2	426.7
Total Liabilities	676.5	701.6
Equity:
Common Stock	6.9	6.9
Additional Paid-In Capital	54.7	45.5
Retained Earnings	363.3	346.0
Accumulated Other Comprehensive Loss	(20.1)	(38.5)
Total Tennant Company Shareholders’ Equity	404.8	359.9
Noncontrolling Interest	1.3	1.4
Total Equity	406.1	361.3
Total Liabilities and Total Equity	$1,082.6	$1,062.9

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Page 8 - Tennant Company Reports 2020 Full-Year and Fourth-Quarter Results

TENNANT COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Twelve Months Ended
	December 31
	2020	2019
OPERATING ACTIVITIES
Net Earnings Including Noncontrolling Interest	$33.7	$45.9
Adjustments to reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation	32.6	32.2
Amortization of Intangible Assets	20.8	22.2
Amortization of Debt Issuance Costs	1.4	1.3
Fair Value Step-Up Adjustment to Acquired Inventory	—	0.9
Deferred Income Taxes	(4.0)	(9.6)
Share-Based Compensation Expense	6.0	11.4
Allowance for Doubtful Accounts and Returns	2.0	2.5
Acquisition Contingent Consideration Adjustment	(0.4)	(2.3)
Note Receivable Write-down	—	2.7
Other, Net	1.2	1.1
Changes in Operating Assets and Liabilities, Net of Assets Acquired:
Receivables, Net	26.0	(8.5)
Inventories	18.3	(17.8)
Accounts Payable	8.5	(7.5)
Employee Compensation and Benefits	(10.0)	4.5
Other Current Liabilities	(2.8)	(1.4)
Other Assets and Liabilities	0.5	(5.7)
Net Cash Provided by Operating Activities	133.8	71.9

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(29.9)	(38.4)
Proceeds from Disposals of Property, Plant and Equipment	0.1	0.1
Proceeds from Principal Payments Received on Long-Term Note Receivable	—	2.9
Acquisition of Business, Net of Cash, Cash Equivalents and Restricted Cash Acquired	—	(19.7)
Purchase of Intangible Assets	(0.1)	(0.5)
Net Cash Used in Investing Activities	(29.9)	(55.6)

FINANCING ACTIVITIES
Proceeds from Borrowings	126.4	25.0
Repayments of Debt	(157.5)	(41.8)
Change in Finance Lease Obligations	(0.2)	(0.2)
Proceeds from Issuances of Common Stock	4.9	6.1
Purchase of Noncontrolling Owner Interest	(0.1)	(0.5)
Dividends Paid	(16.3)	(16.0)
Net Cash Used in Financing Activities	(42.8)	(27.4)

Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	5.3	(0.4)
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	66.4	(11.5)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	74.6	86.1
Cash, Cash Equivalents and Restricted Cash at End of Period	$141.0	$74.6

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Page 9 - Tennant Company Reports 2020 Full-Year and Fourth-Quarter Results

TENNANT COMPANY

SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2020	2019	2020	2019

Gross Profit - as reported	$111.8	$118.6	$407.8	$461.7
Gross Margin - as reported	41.0%	40.2%	40.7%	40.6%
Adjustments:
Discontinuation of Product Lines	—	0.5	1.7	3.3
Restructuring Charge (Cost of Sales)	0.9	0.3	1.5	0.3
Inventory Step-Up	—	—	—	0.9
Gross Profit - as adjusted	$112.7	$119.4	$411.0	$466.2
Gross Margin - as adjusted	41.3%	40.5%	41.1%	41.0%

Selling and Administrative Expense - as reported	$95.1	$90.2	$314.0	$357.2
Selling and Administrative Expense as a percent of Net Sales - as reported	34.8%	30.6%	31.4%	31.4%
Adjustments:
Acquisition and Integration Costs (S&A Expense)	—	(1.0)	—	(3.0)
Professional Services	(0.3)	—	(0.3)	(0.1)
Restructuring Charge (S&A Expense)	(4.0)	(0.2)	(6.1)	(4.5)
Note Receivable Write-down	—	0.5	—	(2.7)
Acquisition Contingent Consideration Adjustment	0.1	—	0.4	2.3
Acquisition-Related Liability Adjustment	1.7	—	1.7	—
Selling and Administrative Expense - as adjusted	$92.6	$89.5	$309.7	$349.2
Selling and Administrative Expense as a percent of Net Sales - as adjusted	33.9%	30.4%	30.9%	30.7%

Profit from Operations - as reported	$8.0	$19.5	$63.7	$71.8
Operating Margin - as reported	2.9%	6.6%	6.4%	6.3%
Adjustments:
Discontinuation of Product Lines	—	0.5	1.7	3.3
Restructuring Charge (Cost of Sales)	0.9	0.3	1.5	0.3
Inventory Step-Up	—	—	—	0.9
Acquisition and Integration Costs (S&A Expense)	—	1.0	—	3.0
Professional Services	0.3	—	0.3	0.1
Restructuring Charge (S&A Expense)	4.0	0.2	6.1	4.5
Note Receivable Write-down	—	—	—	2.7
Acquisition Contingent Consideration Adjustment	(0.1)	(0.5)	(0.4)	(2.3)
Acquisition-Related Liability Adjustment	(1.7)	—	(1.7)	—
Profit from Operations - as adjusted	$11.4	$21.0	$71.2	$84.3
Operating Margin - as adjusted	4.2%	7.1%	7.1%	7.4%

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Page 10 - Tennant Company Reports 2020 Full-Year and Fourth-Quarter Results

TENNANT COMPANY

SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2020	2019	2020	2019
Profit Before Income Taxes - as reported	$4.0	$14.1	$41.1	$54.0
Adjustments:
Discontinuation of Product Lines	—	0.5	1.7	3.3
Restructuring Charge (Cost of Sales)	0.9	0.3	1.5	0.3
Inventory Step-Up	—	—	—	0.9
Acquisition and Integration Costs (S&A Expense)	—	1.0	—	3.0
Acquisition and Integration Costs (Other Income, Net)	—	—	—	(1.8)
Professional Services	0.3	—	0.3	0.1
Restructuring Charge (S&A Expense)	4.0	0.2	6.1	4.5
Note Receivable Write-down	—	—	—	2.7
Acquisition Contingent Consideration Adjustment	(0.1)	(0.5)	(0.4)	(2.3)
Acquisition-Related Liability Adjustment	(1.7)	—	(1.7)	—
Amortization Expense	5.5	5.6	20.8	22.2
Profit Before Income Taxes - as adjusted	$12.9	$21.2	$69.4	$86.9

Income Tax Expense - as reported	$1.5	$3.1	$7.4	$8.1
Adjustments:
Discontinuation of Product Lines(1)	—	—	0.4	0.6
Restructuring Charge (Cost of Sales)(1)	0.2	0.1	0.4	0.1
Inventory Step-Up(1)	—	—	—	0.2
Acquisition and Integration Costs (S&A Expense)(1)	—	0.2	—	0.6
Acquisition and Integration Costs (Other Income, Net)(1)	—	—	—	—
Professional Services(1)	0.1	—	0.1	—
Restructuring Charge (S&A Expense)(1)	1.1	0.1	1.7	1.3
Note Receivable Write-down(1)	—	—	—	—
Acquisition Contingent Consideration Adjustment(1)	—	—	—	—
Acquisition-Related Liability Adjustment(1)	(0.4)	—	(0.4)	—
Amortization Expense(1)	1.5	1.5	5.7	6.0
Income Tax Expense - as adjusted	$4.0	$5.0	$15.3	$16.9

(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where expenses were incurred and deductible for tax purposes.

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Page 11 - Tennant Company Reports 2020 Full-Year and Fourth-Quarter Results

TENNANT COMPANY

SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2020	2019	2020	2019

Net Earnings Attributable to Tennant Company - as reported	$2.5	$10.9	$33.7	$45.8
Adjustments:
Discontinuation of Product Lines	—	0.5	1.3	2.7
Restructuring Charge (Cost of Sales)	0.7	0.2	1.1	0.2
Inventory Step-Up	—	—	—	0.7
Acquisition and Integration Costs (S&A Expense)	—	0.8	—	2.4
Acquisition and Integration Costs (Other Income, Net)	—	—	—	(1.8)
Professional Services	0.2	—	0.2	0.1
Restructuring Charge (S&A Expense)	2.9	0.1	4.4	3.2
Note Receivable Write-down	—	—	—	2.7
Acquisition Contingent Consideration Adjustment	(0.1)	(0.5)	(0.4)	(2.3)
Acquisition-Related Liability Adjustment	(1.3)	—	(1.3)	—
Amortization Expense	4.0	4.1	15.1	16.2
Net Earnings Attributable to Tennant Company - as adjusted	$8.9	$16.1	$54.1	$69.9

Net Earnings Attributable to Tennant Company per Share - as reported:
Diluted	$0.13	$0.59	$1.81	$2.48
Adjustments:
Discontinuation of Product Lines	—	0.03	0.07	0.15
Restructuring Charge (Cost of Sales)	0.04	0.01	0.06	0.01
Inventory Step-Up	—	—	—	0.04
Acquisition and Integration Costs (S&A Expense)	—	0.04	—	0.12
Acquisition and Integration Costs (Other Income, Net)	—	—	—	(0.10)
Professional Services	0.01	—	0.01	—
Restructuring Charge (S&A Expense)	0.16	—	0.24	0.17
Note Receivable Write-down	—	—	—	0.15
Acquisition Contingent Consideration Adjustment	—	(0.03)	(0.02)	(0.12)
Acquisition-Related Liability Adjustment	(0.07)	—	(0.07)	—
Amortization Expense	0.21	0.22	0.81	0.88
Net Earnings Attributable to Tennant Company per Share - as adjusted	$0.48	$0.86	$2.91	$3.78

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Page 12 - Tennant Company Reports 2020 Full-Year and Fourth-Quarter Results

TENNANT COMPANY

SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2020	2019	2020	2019

Net Earnings Including Noncontrolling Interest - as reported	$2.5	$11.0	$33.7	$45.9
Adjustments:
Interest Income	(0.8)	(0.8)	(3.3)	(3.3)
Interest Expense	4.8	5.4	20.7	21.1
Income Tax Expense	1.5	3.1	7.4	8.1
Depreciation Expense	8.5	8.2	32.6	32.2
Amortization Expense	5.5	5.6	20.8	22.2
Discontinuation of Product Lines	—	0.5	1.7	3.3
Restructuring Charge (Cost of Sales)	0.9	0.3	1.5	0.3
Inventory Step-Up	—	—	—	0.9
Acquisition and Integration Costs (S&A Expense)	—	1.0	—	3.0
Acquisition and Integration Costs (Other Income, Net)	—	—	—	(1.8)
Professional Services	0.3	—	0.3	0.1
Restructuring Charge (S&A Expense)	4.0	0.2	6.1	4.5
Note Receivable Write-down	—	—	—	2.7
Acquisition Contingent Consideration Adjustment	(0.1)	(0.5)	(0.4)	(2.3)
Acquisition-Related Liability Adjustment	(1.7)	—	(1.7)	—
Earnings Before Interest, Taxes, Depreciation & Amortization - as adjusted	$25.4	$34.0	$119.4	$136.9
EBITDA Margin - as adjusted	9.3%	11.5%	11.9%	12.0%

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